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EXHIBIT 10.19

Fischer Imaging Corporation
Amended and Restated 2004 Stock Incentive Plan

Article 1
General Provisions

        1.1   Purpose of the Plan. This Plan is intended to promote the interests of the Corporation by providing eligible persons, who are employed by or serving the Corporation or any Parent or Subsidiary, with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        1.2   Structure of the Plan.

          A.    The Plan shall be divided into three separate equity incentive programs:

            (i)    the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock;

            (ii)   the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares, as restricted stock, or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary); and

            (iii)  the Automatic Option Grant Program under which eligible non-Employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service.

          B.    The provisions of Articles 1 and 5 shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

        1.3   Administration of the Plan.

          A.    Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

          B.    The Primary Committee and the Board shall have concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. (Options that are granted to Section 16 Insiders by the entire Board will not be exempt from the million dollar compensation deduction limitation of Code Section 162(m).) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee should be authorized by a majority of the disinterested members of the Board.

          C.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D.    Each Plan Administrator shall have the authority (subject to the provisions of the Plan) to determine:

            (i)    with respect to the option grants made pursuant to the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the exercise price, the vesting schedule (if any) applicable to the shares subject to the option and the maximum term for which the option is to remain outstanding, and the power to accelerate the time at which a granted option may first be exercised or the time during which a granted option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the option grant stating the time at which it may first be exercised or the time during which it will vest; and

            (ii)   with respect to stock issuances pursuant to the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares, the consideration for such shares, if any, and the power to accelerate the time at which such stock issuance may first be exercised or the time during which such stock issuance or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the stock issuance grant stating the time at which it may first be exercised or the time during which it will vest.

          E.    Each Plan Administrator shall have the authority (subject to the provisions of the Plan) to establish such rules and procedures as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issued under the Plan as it may deem necessary or advisable. Decisions of the Plan Administrator under the Plan shall be binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option granted or stock issued under the Plan.

          F.     Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Primary Committee or any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          G.    To the maximum extent permitted by law, the Corporation shall indemnify each member of the Board who acts as the Plan Administrator, as well as any other Employee of the Corporation with duties under the Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under the Plan, unless the losses are due to the individuals gross negligence or lack of good faith. The Corporation will have the right to select counsel and to control the prosecution or defense of the suit. In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Corporation in writing that he or she cannot represent all such persons under applicable rules of professional responsibility. The Corporation will not be required to indemnify any person for any amount incurred through any settlement unless the Corporation consents in writing to the settlement.

        1.4   Eligibility.

          A.    The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

            (i)    Employees,

            (ii)   members of the Board and the members of the board of directors of any Parent or Subsidiary, and

            (iii)  independent contractors who provide services to the Corporation (or any Parent or Subsidiary).

          B.    Only non-Employee Board members shall be eligible to participate in the Automatic Option Grant Program.

        1.5   Stock Subject to the Plan.

          A.    The shares of Common Stock issuable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. Subject to adjustment as provided in this Section 1.5, the maximum number of shares of Common Stock that may be offered under the Plan from and after the Plan Effective Date is 700,000.

          B.    No one person participating in the Plan may receive options and direct stock issuances pursuant to the Plan for more than 500,000 shares of Common Stock in the aggregate per calendar year.

          C.    Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to their being exercised in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of the Discretionary Option Grant Program. Unvested shares issued under the Plan and subsequently (a) cancelled or (b) repurchased by the Corporation, at a price per share not greater than the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option granted pursuant to the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable pursuant to the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance made pursuant to the Plan, then the number of shares of Common Stock available for issuance pursuant to the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

          D.    Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable pursuant to the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made pursuant to the Automatic Option Grant Program to new and continuing non-Employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option granted pursuant to the Plan. Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of benefits under such options. The adjustments determined by the Plan Administrator shall be final. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock or warrants into shares of Common Stock without the Corporation's receipt of consideration.

Article 2
Discretionary Option Grant Program

        2.1   Exercise Price.

          A.    The exercise price per share shall be fixed by the Plan Administrator. However, the exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the date the option is granted and shall not be subject to repricing or other downward adjustment after the grant date, except as specifically contemplated by Section 1.3.D.

          B.    The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 5.1 and the documents evidencing the option, be payable in one or more of the forms specified below:

            (i)    cash or check made payable to the Corporation,

            (ii)   with shares of Common Stock held for the requisite period, if any, necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

            (iii)  to the extent the option is exercised for vested shares and this procedure is not prohibited by law, through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions to (1) a brokerage firm approved by the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (2) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        2.2   Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten years measured from the date that the option is granted.

        2.3   Vesting. Each option issued pursuant to this program may, at the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over such term as is defined, at the Plan Administrator's discretion, in the option grant.

        2.4   Acceleration of Exercisability and Vesting. The Plan Administrator shall have the power to accelerate the time at which an option granted under this program may first be exercised or the time during which a granted option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the option grant stating the time at which it may first be exercised or the time during which it will vest.

        2.5   Effect of Termination of Service.

          A.    The following provisions shall govern the exercise of any options granted to Optionee pursuant to this program that are outstanding at the time Optionee's Service ceases:

            (i)    Immediately upon Optionee's cessation of Service, each option shall terminate with respect to the unvested shares subject to such option.

            (ii)   Should Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct, then each option shall terminate immediately with respect to all shares subject to such option.

            (iii)  Should Optionee's Service terminate for reasons other than Misconduct, then each option shall remain exercisable during such period of time after Optionee's Service ceases as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no option shall be exercisable after its Expiration Date. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date Optionee's Service ceases. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, each option shall terminate with respect to any vested shares subject to the option.

          B.    Understanding that there may be adverse tax and accounting consequences to doing so, the Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while Optionee remains in Service, to:

            (i)    extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service, but in no event beyond the Expiration Date, and/or

            (ii)   permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of Optionee's cessation of Service but also with respect to one or more additional installments in which Optionee would have vested had Optionee continued in Service.

        2.6   Unvested Shares. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should Optionee's Service cease while the shares issued upon the early exercise of Optionee's option are still unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share at the time Optionee's Service ceases. Once the Corporation exercises its repurchase right, Optionee shall have no further stockholder rights with respect to those shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any repurchases must be made in compliance with the relevant provisions of Delaware law.

        2.7   Limited Transferability of Options. An Incentive Option shall be exercisable only by Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee's death. A Non-Statutory Option may be assigned in whole or in part during Optionee's lifetime to one or more of Optionee's family members (as such term is defined in the instructions to Form S-8), or to Optionee's former spouse through a gift or pursuant to a domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

        2.8   Incentive Options. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.8, all the provisions of Articles 1, 2 and 5 shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options are not subject to the terms of this Section 2.8.

          A.    Eligibility. Incentive Options may only be granted to Employees.

          B.    Exercise Price. If an Incentive Option is granted to a 10% Stockholder, the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted and, if an Incentive Option is granted to an Optionee who is not a 10% Stockholder, the exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the date the option is granted.

          C.    Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee pursuant to the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee's options exceed that limit, they will be treated as Non-Statutory Options (but all of the other provisions of the option shall remain applicable), with the first options that were awarded to Optionee to be treated as Incentive Options.

          D.    Term. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the Expiration Date shall not be more than five years from the date the option is granted.

        2.9   Obligation to Report Disqualifying Dispositions. If a Participant effects any disposal of shares granted pursuant to the exercise of an Incentive Stock Option before the required holding period has elapsed (a "Disqualifying Disposition"), the Participant must immediately notify the Company of such disposition in writing. Under applicable law as of the Plan Effective Date, the participant would be taxed on such Disqualifying Dispositions as though he or she had exercised a Non-Statutory Option, except that the ordinary income on exercise of such option is recognized in the year of the Disqualifying Disposition and generally is the lesser of the original spread of the Fair Market Value of the shares over the exercise price upon exercise or the excess of the amount realized in the sale of the stock over the original option price. In the case of a Disqualifying Disposition of shares underlying an Incentive Stock Option, the Company will be entitled to a deduction equal to the income to the Participant.

        2.10 Change in Control/Proxy Contest.

          A.    In the event a Change in Control occurs, the shares of Common Stock at the time subject to each outstanding option granted pursuant to this program may, at the discretion of the Plan Administrator, be accelerated so as to vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option.

          B.    All outstanding repurchase rights under this program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the consummation of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii) any property (including cash payments) issued with respect to any unvested shares of Common Stock is to be held in escrow and released no later than as provided by the vesting schedule in effect for the unvested shares or (iii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

          C.    Immediately following the consummation of the Change in Control, all outstanding options granted pursuant to this program shall terminate, except to the extent assumed or substituted by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

          D.    Each option granted pursuant to this program that is assumed, substituted or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted,

  immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances pursuant to the Plan per calendar year. To the extent the holders of Common Stock receive cash consideration in whole or part for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to this program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

          E.    Among its discretionary powers, the Plan Administrator shall have the ability to structure an option (either at the time the option is granted or at any time while the option remains outstanding) so that some or all of the shares subject to that option shall automatically become vested (and the option shall become exercisable for such shares) upon (i) the occurrence of a Change in Control, (ii) the consummation of a Proxy Contest, (iii) the occurrence of any other specified event and/or (iv) the Involuntary Termination of Optionee's Service within a designated period of time following a specified event. In addition, the Plan Administrator may provide that one or more of the Corporation's repurchase rights with respect to some or all of the unvested shares held by Optionee upon (a) the occurrence of a Change in Control, (b) the consummation of a Proxy Contest, (c) upon the occurrence of any other specified event and/or (d) the Involuntary Termination of Optionee's Service within a designated period of time following a specified event shall immediately terminate and all of the shares shall become vested.

          F.     The portion of any Incentive Option accelerated in connection with a Change in Control or Proxy Contest shall remain exercisable as an Incentive Option only to the extent the $100,000 limitation set forth in Section 2.8(C) is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option.

        2.11 Cancellation and Regrant of Options. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options granted pursuant to the Plan and to grant in substitution new options covering the same or a different number of shares of Common Stock.

Article 3
Stock Issuance Program

        3.1   Purchase Price.

          A.    The purchase price per share, if a sale, as opposed to an award grant, shall be fixed by the Plan Administrator, but shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of issuance.

          B.    Shares of Common Stock may be issued pursuant to this program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

            (i)    cash or check made payable to the Corporation,

            (ii)   past services rendered to the Corporation (or any Parent or Subsidiary), or

            (iii)  a promissory note to the extent permitted by Section 5.1.

        3.2   Vesting Provisions.

          A.    Shares of Common Stock issued pursuant to this program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over Participant's period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued pursuant to this program pursuant to awards that entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

          B.    The Plan Administrator shall have the power to accelerate the time at which such stock issuance may first be exercised or the time during which such stock issuance or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the stock issuance grant stating the time at which it may first be exercised or the time during which it will vest.

          C.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which Participant may have the right to receive with respect to Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to Participant's unvested shares of Common Stock and shall be treated as if they had been acquired on the same date as such shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          D.    Should Participant cease to remain in Service while one or more shares of Common Stock issued pursuant to this program are unvested or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then the Corporation shall have the right to repurchase those shares at a price per share equal to the lower of (i) the purchase price paid per share, if any, or (ii) the Fair Market Value per share on the date Participant's Service ceases. The terms upon which such repurchase right shall be exercisable shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any repurchases must be done in compliance with applicable state corporate law.

          E.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) that would otherwise occur upon the cessation of Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver may be effected at any time and shall result in the immediate vesting of Participant's interest in the shares of Common Stock to which the waiver applies.

          F.     Outstanding share right awards granted pursuant to this program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

        3.3   Stockholder Rights. Subject to the terms of the Stock Issuance Agreement, Participant shall have full stockholder rights with respect to any shares of Common Stock issued to Participant pursuant to this program, whether or not Participant's interest in those shares is vested. Accordingly, Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

        3.4   Change in Control/Proxy Contest. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase rights are outstanding, to provide that those rights shall automatically terminate in whole or in part on an accelerated basis, and that some or all of the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Change in Control, a Proxy Contest or another event, or in the event Participant's Service is Involuntary Terminated within a designated period of time following a specified event.

Article 4
Automatic Option Grant Program

        4.1   Grant Dates. Automatic option grants shall be made in the amounts and on the dates specified below:

          A.    Each individual who is serving as a non-Employee Board member on the Plan Effective Date shall automatically be granted a Non-Statutory Option to purchase shares of Common Stock on the Plan Effective Date. The number of shares subject to this automatic option grant will be equal to difference between 10,000 shares and the number of shares subject to any options granted to such individual between January 1, 2004 and the Plan Effective Date.

          B.    Each individual who is first elected or appointed as a non-Employee Board member at any time after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 10,000 shares of Common Stock.

          C.    Thereafter, on each January 1, beginning with January 1, 2005, each individual who is to continue to serve as a non-Employee Board member shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock.

        4.2   Exercise Price. The exercise price per share shall be equal to 100% of the Fair Market Value per share of Common Stock on the date the option is granted under this program.

        4.3   Option Term. Subject to the provisions of Sections 4.6 and 4.7, each option shall have a term of ten years measured from the date the option is granted under this program.

        4.4   Exercise and Vesting of Options. Each option granted under this program shall be fully vested upon grant and immediately exercisable for any or all of the shares subject to the option.

        4.5   Termination of Board Service. The following provisions shall govern the exercise of any options granted to Optionee pursuant to this program that are outstanding at the time Optionee ceases to serve as a Board member:

          A.    Should Optionee's service as a Board member cease for any reason (other than death or Permanent Disability) while one or more options granted pursuant to this program are outstanding, then each such option shall remain outstanding and exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of the one-year period measured from the date Optionee's Board service ceases.

          B.    Should Optionee's service as a Board member cease by reason of death or Permanent Disability for any reason, then each outstanding option granted pursuant to this program shall remain outstanding and exercisable for all the shares of Common Stock at the time subject to that option until the earlier of (i) the Expiration Date or (ii) the expiration of the one-year period measured from the date Optionee's Board service ceases.

          C.    Upon the expiration of the post-termination exercise period or (if earlier) upon the Expiration Date, the automatic option grant shall terminate with respect to any shares for which the option has not been exercised.

        4.6   Change in Control.

          A.    Upon the consummation of the Change in Control, each automatic option grant shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

          B.    Each option granted pursuant to this program that is assumed or otherwise continued in effect in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the holders of Common Stock receive cash consideration in whole or part for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options granted pursuant to this program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such transaction.

        4.7   Remaining Terms. The remaining terms of each option granted pursuant to this program shall be the same as the terms in effect for option grants made pursuant to the Discretionary Option Grant Program.

Article 5
Miscellaneous Matters

        5.1   Financing. Unless doing so would not comply with applicable law, the Plan Administrator may permit any non-executive officer Optionee or Participant to pay the exercise price for shares subject to an option granted under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest-bearing promissory note secured by the purchased shares and payable in one or more installments. Subject to the provisions of the Sarbanes-Oxley Act of 2002, executive officers are prohibited from entering into such note agreements. The Plan Administrator, after considering any potential adverse tax and accounting consequences, shall set the remaining terms of the note. In no event may the value of the promissory note available to Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (B) any applicable income and employment withholding tax liability incurred by Optionee or Participant in connection with the option exercise or share purchase. Prior to permitting the use of promissory notes as payment under the Plan, the Plan Administrator should consider the restrictions on doing so imposed by Regulation U of the Federal Reserve Board.

        5.2   Tax Withholding.

          A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares granted pursuant to the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. If such requirements are not met at the time of delivery of the shares, the Participant shall meet such requirements upon demand by the Corporation and the Corporation may take any and all actions it deems necessary or appropriate to cause the eligible person to meet such requirements.

          B.    The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock issued pursuant to the Plan (other than the options granted to non-Employee Board members or independent contractors) with the right to use shares of Common Stock in satisfaction of all or part of the withholding taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

            (i)    Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares.

            (ii)   Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the withholding taxes).

So as to avoid adverse accounting treatment, the number of shares of Common Stock that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules. Shares of Common Stock used to satisfy withholding tax obligations must have been held for the requisite period, if any, necessary to avoid a charge to the Corporation's earnings for financial reporting purposes.

        5.3   Share Escrow/Legends. Unvested shares of Common Stock may, in the Plan Administrator's discretion, be held in escrow by the Corporation until Participant's or Optionee's interest in such shares vest or may be issued directly to Participant or Optionee with restrictive legends on the certificates evidencing the fact that Participant or Optionee does not have a vested right to them.

        5.4   Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the holder of record of the purchased shares.

        5.5   Effective Date and Term of the Plan.

          A.    The Plan shall become effective immediately on the Plan Effective Date. Options may be granted pursuant to the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants made pursuant to the Automatic Option Grant Program may also be made on the Plan Effective Date to any non-Employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Corporation's stockholders approve the Plan. If such stockholder approval is not obtained within twelve months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B.    The Plan shall terminate upon the earlier of (i) the expiration of the ten year period measured from the date the Plan is adopted by the Board or (ii) the termination of the Plan by the Board. All options and unvested stock issuances outstanding at the time of the termination of the Plan shall continue in effect in accordance with the provisions of the documents evidencing those options or issuances.

        5.6   Amendment or Termination. The Board shall have complete and exclusive power and authority to amend or terminate the Plan or any awards made hereunder. However, no such amendment or termination of the Plan shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless Optionee or Participant consents to such amendment or termination. In addition, certain amendments may require approval of the Corporation's stockholders.

        5.7   Regulatory Approvals.

          A.    The implementation of the Plan, the granting of any options pursuant to the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) pursuant to the

  Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted, and the shares of Common Stock issued, pursuant to it.

          B.    No shares of Common Stock or other assets shall be issued or delivered pursuant to the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system, including the Nasdaq Stock Market, on which Common Stock is then traded. No shares of Common Stock shall be issued or delivered pursuant to the Plan if doing so would violate any internal policies of the Corporation.

        5.8   No Employment or Service Rights. Nothing in the Plan shall confer upon Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        5.9   No Restraint. Neither the grant of options nor the issuance of Common Stock under the Plan shall affect the right of the Corporation to undertake any corporate action.

        5.10 Use of Proceeds. Any cash proceeds received by the Corporation from the sale of shares of Common Stock pursuant to the Plan may be used for any corporate purpose.

Appendix

        The following definitions shall be in effect under the Plan:

        A.    Automatic Option Grant Program shall mean the automatic option grant program in effect under Article 4 of the Plan.

        B.    Board shall mean the Corporation's Board of Directors.

        C.    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

          (i)    a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction;

          (ii)   a sale, transfer or other disposition of all or substantially all of the Corporation's assets; or

          (iii)  the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

        D.    Code shall mean the Internal Revenue Code of 1986, as amended.

        E.    Common Stock shall mean the Corporation's common stock.

        F.     Corporation shall mean Fischer Imaging Corporation, a Delaware corporation, or the successor to all or substantially all of the assets or voting stock of Fischer Imaging Corporation which has assumed the Plan.

        G.    Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article 2 of the Plan.

        H.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        I.     Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

        J.     Exercise Date shall mean the date on which the option shall have been exercised in accordance with the applicable option documentation.

        K.    Expiration Date shall mean the close of business at the Corporation's headquarters on the date the option expires as set forth in Optionee's Notice of Stock Option Grant.

        L.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i)    If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the

  Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii)   If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii)  If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall be determined without regard to any restrictions other than a restriction which, by its term, will never lapse.

          (iv)  For purposes of same day sales, the Fair Market Value shall be deemed to be the gross amount per share for which the shares of Common Stock were sold.

        M.   Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

        N.    Involuntary Termination shall mean:

          (i)    such individual's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

          (ii)   such individual's voluntary resignation within 60 days following (a) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (b) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation (or any Parent or Subsidiary) employing the individual or (c) a relocation of such individual's place of employment by more than fifty miles if such change, reduction or relocation is effected without the individuals written consent.

        O.    Misconduct shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee or Participant, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or of any Parent or Subsidiary), or (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. However, if the term or concept has been defined in an employment agreement between the Corporation and Optionee or Participant, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

        P.     Non-Statutory Option shall mean an option that does not qualify as an Incentive Option.

        Q.    Optionee shall mean any person to whom an option is granted pursuant to the Plan.

        R.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        S.     Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

        T.     Permanent Disability or Permanently Disabled shall mean the inability of Optionee or Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee Board member to perform his or her usual duties as a director by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

        U.    Plan shall mean this Fischer Imaging Corporation 2004 Stock Incentive Plan.

        V.     Plan Administrator shall mean the particular group, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such group is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

        W.    Plan Effective Date shall mean the date the Corporation's stockholders approve the Plan at the 2004 Annual Meeting of Stockholders.

        X.    Primary Committee shall mean the committee comprised of one or more Board members designated by the Board to administer the Discretionary Option Grant and Stock Issuance Programs. To obtain the benefits of Rule 16b-3, there must be at least two members on the Primary Committee and all of the members must be "non-employee" directors as that term is defined in the Rule or the entire Board must approve the grant(s). Similarly, to be exempt from the one million dollar compensation deduction limitation of Code Section 162(m), there must be at least two members on the Primary Committee and all of the members must be "outside directors" as that term is defined in Code Section 162(m).

        Y.    Proxy Contest shall mean a change in ownership or control of the Corporation effected through a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time the Board approved such election or nomination.

        Z.    Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

        AA. Section 16 Insider shall mean an executive officer or director of the Corporation or the holder of more than 10% of a registered class of the Corporation's equity securities, in each case subject to the short-swing profit restrictions of Section 16 of the Exchange Act.

        BB.  Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a member of the board of directors or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

        CC. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

        DD. Stock Issuance Program shall mean the stock issuance program in effect under Article 3 of the Plan.

        EE. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        FF.   10% Stockholder shall mean the owner of stock (after taking into account the constructive ownership rules of Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary thereof).

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Fischer Imaging Corporation Amended and Restated 2004 Stock Incentive Plan